For Immediate Release

LEVEL ONE BANCORP, INC. ANNOUNCES PRICING OF $25.0 MILLION OFFERING OF DEPOSITARY SHARES

Farmington Hills, MI – August 11, 2020 – Level One Bancorp, Inc. (“Level One” or the “Company”) (Nasdaq: LEVL), the holding company for Level One Bank (the “Bank”), announced today that it has priced an underwritten public offering of 1,000,000 depositary shares (the “depositary shares”), each representing a 1/100th interest in a share of 7.50% Non-Cumulative Perpetual Preferred Stock, Series B, no par value, with a liquidation preference of $2,500 per share (equivalent to $25.00 per depositary share). In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional 150,000 depositary shares. The Company has applied to list the depositary shares on The Nasdaq Global Select Market under the symbol “LEVLP.” The offering is subject to customary closing conditions and is expected to close on or about August 13, 2020.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support its growth, acquisitions or other business combinations, and reducing existing debt.

Piper Sandler & Co. is acting as sole underwriter for the offering.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. The Company has filed a registration statement (File No. 333-239671), which was declared effective on July 17, 2020, and a preliminary prospectus supplement to the prospectus contained in the registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the depositary shares to which this communication relates, and will file a final prospectus supplement relating to the depositary shares. Prospective investors should read the prospectus supplement and accompanying prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, can be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting Piper Sandler & Co. by email at fsg-dcm@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the depositary shares is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Level One Bancorp, Inc.

Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $2.54 billion as of June 30, 2020. It operates sixteen banking centers throughout southeast Michigan and west Michigan. Level One Bank’s success has been recognized both locally and nationally as the U.S. Small Business Administration’s (SBA) “Community Lender of the Year” and “Export Finance Lender of the Year” and one of S&P Global’s Top 10 “Best-Performing Community Banks” in the nation. Level One’s commercial division provides a menu of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, export-import financing, and a full suite of treasury management and private banking services. The consumer division offers personal savings and checking accounts and a complete array of consumer loan products including residential mortgages, home equity loans, auto loans, and credit card services. Level One Bank offers a variety of online banking services and a robust mobile banking application for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue” or similar terminology. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, as well as other risks described in the Company’s filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact:	Investor Relations Contact:
Nicole Ransom	Peter Root
(248) 538-2183	(248) 538-2186

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